EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated January 29, 2021, relating to the financial statements of VPC Impact Acquisition Holdings III, Inc. as of January 22, 2021 and for the period from January 14, 2021 (inception) through January 22, 2021 which is contained in that Prospectus, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 1, 2022